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                                                                 Exhibit 10.3(c)

                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

         SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment"), dated August 29, 1997, by and between Mentus Media Corp., a Delaware corporation formerly named `The Mentus Group, Inc. (the "Corporation"), and Thomas Pugliese (the "Employee").

         WHEREAS, the Corporation and the Employee are parties to the Employment Agreement dated August 1, 1990, as previously amended pursuant to an amendment dated September 25, 1996 (the "Employment Agreement"); and

         WHEREAS, the Corporation and the Employee desire to further amend the Employment Agreement pursuant to Section 12.3 thereof,

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and in the Employment Agreement, the parties hereto agree as follows:

1. Section 4.1 of the Employment Agreement is hereby amended to read in its entirety as follows:

                  "4.1. (a) During the Term, the Corporation shall pay to Employee a salary at the annual rate of $212,586.96 (the `Base Salary'), in equal or more frequent installments in accordance with the Corporation's regular policy.

                  "(b) Subject to the last sentence of this Section 4.1 (b), one-third of each installment of the Base Salary payable on or after January 1, 1998 and one-third of any and all amounts which become payable on or after such date pursuant to Section 7.1, 7.3 or 7.4 of this Agreement shall be paid in the form of shares of the Series C Stock (as hereinafter defined). The number of shares of the Series C Stock issuable to Employee with respect to any installment of Base Salary or any such other amount payable for any period commencing on or after January 1, 1998 shall be the number of whole shares determined by dividing one-third of such installment of Base Salary or such other amount (as the case may be) for such period by Seventy-Seven Dollars ($77). No fractional share of the Series C Stock will be issued to Employee and he shall receive, in lieu of any fractional share to which he otherwise would be entitled, a cash payment equal to such fraction of Seventy-Seven Dollars ($77). The term `Employee Series C Shares' means any or all of the shares of Series C Stock which, as provided herein, are issued or become issuable to Employee in payment of a portion of the Base Salary or any amount which becomes payable pursuant to Section 7.1, 7.3 or 7.4 of this Agreement. The date of original issuance of any Employee Series C Shares issued hereunder as payment of any installment of the Base Salary or other amount shall be the date discretion, determine that any amount which this Section 4.1 (b) provides will be paid in the form of shares of Series C Preferred Stock shall instead be paid in cash, provided that (i)

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         such determination is approved by a majority of the entire Board of
         Directors, which majority includes the director elected by the holders of the Series B Stock (as hereinafter defined) separately as a series or class and the director elected by the holders of the Series C Stock separately as a series or class and (ii) Employee consents to such payment in cash.

                  "(c) Employee may elect, by written notice to the Corporation given not more than 15 days nor less than 5 days before any Determination Date (as hereinafter defined), to treat all, but not less than all of the Employee Series C Shares which he earns or otherwise is entitled to receive during the calendar quarter beginning on such Determination Date as Restricted Shares (as hereinafter defined). If no such notice is given on a timely basis with respect to any Determination Date, the Employee Series C Shares which become issuable during the calendar quarter commencing with such Determination Date shall be 'Restricted Shares' for purposes of Section 13 hereof.

         "(d) For purposes hereof, the following terms have the following respective meanings:

         "`Determination Date' means each January 1, April 1, July I and October I during the Term, or any period during which Employee (or his estate, legal representatives or heirs) are entitled to receive payments pursuant to Section 7.1, 7.3 or 7.4 hereof, commencing with January 1, 1998.

         "`Liquidation Price' has the meaning assigned to that term in the Series C Certificate of Designation.

         "`Majority Senior Holders' means, as of any time, the holder or holders of shares of Series B Stock, Series C Stock or both having an aggregate Liquidation Price representing more than 50% of the total Liquidation Price of all shares of Series B Stock and Series C Stock then outstanding, excluding any shares of either series which are directly or indirectly beneficially owned by Employee or any other Restricted Person.

          Restricted Person' has the meaning assigned to that term in the Stockholders Agreement, dated September 25, 1996, among the Corporation, the TFC Partnerships and certain other stockholders of the Corporation, as amended by the First Amendment thereto, dated the date of this Amendment, among the original parties thereto and certain purchasers of shares of the Series C Stock.

         "`Series B Stock' means the Series B Senior Cumulative Compounding Redeemable Convertible Preferred Stock, par value $1.00 per share, of the Corporation."

         "`Series C Certificate of Designation' means the Certificate of Designation setting forth the resolution of the Board of Directors creating and authorizing the issuance of the Series C Stock and filed with the Delaware Secretary of State pursuant to Section 151 of the Delaware General Corporation Law or any successor provisions of the Corporation's Certificate of Incorporation, as the same may have been amended or hereafter may be amended.

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         "'Series C Stock' means the Series C Senior Cumulative Compounding
         Redeemable Convertible Preferred Stock, par value $1.00 per share, of the Corporation.

                  "(e) Employee represents and warrants to, and covenants and agrees with, the Corporation that he will be acquiring all shares of Series C Stock (and all shares of the Company's Common Stock and other securities issuable upon conversion thereof) to be acquired by him pursuant to this Agreement for his own account and not with a view to reselling or distributing all or any part of such shares or other securities in any transaction which would constitute a 'distribution' within the meaning of the Securities Act. The Employee acknowledges that it is likely that such shares and other securities will not be registered under the Securities Act; that the Corporation neither is obligated nor intends to effect such registration; that absent such registration (or an exemption from registration), the Employee may be required to hold such shares and other securities for an indefinite period of time; that the exemption from registration under the Securities Act provided by Rule 144 promulgated under the Securities Act likely will not be available to the Employee; and that even if available, such Rule would permit resales of such shares or other securities only in limited amounts and upon compliance with the terms and conditions of such Rule.

                  "(f) Employee agrees that the certificates evidencing all such shares and other securities will bear the following legend (as well as any others that the Corporation reasonably believes to be required in order to assure compliance with applicable law):

                           THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER SUCH ACT IS IN EFFECT WITH RESPECT TO SUCH SECURITIES OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS APPLICABLE.

                  "(g) The Corporation in no event will be obligated to issue any shares of Series C Stock in any manner in contravention of the Securities Act or any state securities law. The Board of Directors of the Corporation or the Majority Senior Holders may, in connection with any issuance of shares pursuant to this Section 4.1, require that, as a condition precedent to such issuance, in whole or in part, the Employee make written representations and acknowledgments to the effect set forth in subsection 4.1 (e) and also may impose such other terms and conditions as the Corporation's Board of Directors may reasonably require in order to cause such issuance to comply with all applicable laws.

                  "(h) The Employee will make appropriate arrangements with the Corporation for any taxes which either of them is obligated to collect in connection with any issuance, payment, distribution, transfer or disposition of any shares issued pursuant to this Section 4.1, including any federal, state, or local withholding taxes, and the Corporation, as applicable, will be entitled to withhold from amounts or other consideration payable or

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         issuable to the Employee under this Agreement or otherwise such amounts as may be required by applicable law."

         4. The second sentence of Section 13.1 of the Employment Agreement is amended to read in its entirety as follows:

         "As used in this Section 13, (i) the term 'Restricted Shares' means (A) any and all Initial Shares, (B) any and all Employee Series C Shares that Employee has elected to treat as Restricted Shares in accordance with Section 4.1(c) of this Agreement, and (C) any and all other shares of stock and other securities which the Employee later acquires or has the right to acquire by reason of ownership of or otherwise with respect to any Initial Shares, any such Employee Series C Shares or any other Restricted Shares, irrespective of the time and manner of such acquisition, including, without limitation, any shares or other securities (whether issued by the Corporation or otherwise) acquired by reason of any split-up, recapitalization, dividend, distribution, combination, conversion or exchange of shares of capital stock or other securities of the Corporation (or any other issuer), or acquired by reason of any merger or consolidation of the Corporation, any sale or other disposition of all or substantially all of the assets of the Corporation (or any other issuer) or any dissolution of the Corporation (or any other issuer), or acquired upon exercise of any conversion, stock purchase, subscription or other rights associated with any Restricted Shares; and (ii) the term 'Restricted Share Distributions' means any cash or other property, except stock or other securities, which the Employee acquires or receives or has the right to acquire or receive by reason of ownership of or otherwise with respect to any Restricted Shares, including, without limitation, any cash or other such property acquired or received by reason of any event specified in clause (i) of this sentence."

         5. Subclause (ii)(E) of the second sentence of Section 13.2 of the Employment Agreement is amended to read in its entirety as follows:

         "(E) any consolidation, merger, binding share exchange or reorganization to which the Corporation is party (other than a consolidation, merger, share exchange or reorganization in which the Corporation is the continuing corporation and which does ' not result in any change in, distribution upon or exchange of the outstanding shares of any class or series of capital stock of the Corporation which includes Restricted Shares) or any sale, conveyance, transfer or lease to another corporation of the properties and assets of the Company as an entirety or substantially as an entirety,"

         6. The legend appearing in Section 13.4 of the Employment Agreement is amended to read in its entirety as follows:

         "SHARES OF THE CORPORATION REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A EMPLOYMENT AGREEMENT, DATED AS OF AUGUST 1, 1990, BETWEEN THE CORPORATION AND THOMAS PUGLIESE AS

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         AMENDED, WHICH CONTAINS PROVISIONS RESTRICTING TRANSFER OF SUCH SHARES,
         REQUIRFNG SUCH SHARES TO BE FORFEITED TO THE CORPORATION IN CERTAIN CIRCUMSTANCES AND OTHER MATTERS. A COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION."

         7. Section 13.10 of the Employment Agreement is amended by adding "conversion rights", immediately before the words "voting rights" appearing in such sentence.

         8. Except as amended or modified hereby, the Employment Agreement shall remain in full force and effect.

         9. This Second Amendment to Employment Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10. Unless otherwise defined in this Amendment, all capitalized terms used in this Amendment to Employment Agreement shall have the definitions set forth in the Employment Agreement.

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         IN WITNESS WHEREOF, each party hereto has executed this Amendment to
Employment Agreement as of the date set forth above.

                              MENTUS MEDIA CORP.

                              By:
                                       ------------------------------------
                                       Name:
                                       Title:

                                       ------------------------------------
                                                THOMAS PUGLIESE

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